UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2021, Syneos Health, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 98,638,612 shares of the Company’s Class A common stock (“common stock”) were present online or represented by proxy at the meeting, representing approximately 94.64% of the Company’s outstanding common stock as of the March 19, 2021 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2021.

Proposal 1. Election of three directors for a term expiring at the 2024 annual meeting of stockholders and until their successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas Allen	82,653,679	12,730,118	576,209	2,678,606
Linda A. Harty	95,352,400	454,719	152,887	2,678,606
Alistair Macdonald	95,523,403	286,385	150,218	2,678,606

Proposal 2. Approval, on an advisory (nonbinding) basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
94,109,560	1,689,915	160,531	2,678,606

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2021.

For	Against	Abstain	Broker Non-Votes
98,394,924	64,490	179,198	0

Based on the foregoing votes, the three director nominees named above were elected and Proposals 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date:	May 14, 2021	By:	/s/ Jonathan Olefson
			Name:	Jonathan Olefson
			Title:	General Counsel and Corporate Secretary